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Exhibit 8.2

ANZ Capel Court Limited Level 17	24 June 2004
530 Collins Street MELBOURNE VIC 3000	Berkeley Cox Partner Direct line +61 2 9296 2496

Dear Sirs

Kingfisher Trust 2004-IG

        We have acted for ANZ Capel Court Limited ("Trust Manager") and Australia and New Zealand Banking Group Limited ("ANZ") in connection with the Kingfisher Trust 2004-1G ("Trust") constituted in accordance with the Master Trust Deed (as amended, the "Master Trust Deed") between Perpetual Trustee Company Limited ("Issuer Trustee") and the Trust Manager and the proposed issue of Class A notes ("Notes") by the Trust.

        Definitions in the Prospectus (defined below) apply in this opinion (unless otherwise defined in this opinion). "Relevant Jurisdiction" means the Commonwealth of Australia, New South Wales, Victoria and the Australian Capital Territory. No assumption or qualification in this opinion limits any other assumption or qualification in it. A reference to "Documents" is a reference to the documents listed in paragraphs 1(a) to (e) inclusive.

1      Documents

        We have examined copies of the following documents:

    (a)
    the Master Trust Deed;

    (b)
    the Notice of Creation of Trust for the Trust;

    (c)
    a draft of the Supplemental Deed for the Trust;

    (d)
    a draft of the Note Trust Deed for the Trust between the Issuer Trustee, the Trust Manager and the Bank of New York (as the Note Trustee);

    (e)
    a draft of the Agency Agreement for the Trust between, among others, the Trust Manager and the Issuer Trustee;

    (f)
    a copy of the registration statement on Form S-11 as filed with the Securities and Exchange Commission ("Commission") under the US Securities Act of 1933 ("Registration Statement") of which the preliminary prospectus forms part ("Prospectus");

    (g)
    the power of attorney given by the Issuer Trustee empowering the execution by the Issuer Trustee of the documents to which it is a party ("Power of Attorney");

    (h)
    an extract of the minutes of meeting of the board of directors of the Issuer Trustee which evidences the resolutions authorising the issue of the Notes;

    (i)
    a certificate from the Issuer Trustee confirming that, among other things, all corporate and other action required to authorize the execution and delivery of the Documents and the Powers of Attorney by the Issuer Trustee and the performance by the Issuer Trustee of its obligations under the Documents have been taken ("Trustee's Certificate");

    (j)
    certified copies of the constitution of the Issuer Trustee; and

    (k)
    such other documents as we consider necessary to render this opinion.

2      Assumptions

        For the purposes of giving this opinion, we have assumed:

    (a)
    that where a document has been submitted to us in draft form it will be executed in the form of that draft;

    (b)
    that the Transaction Documents will be executed by duly authorised signatories and will be duly authorised by the parties to them (other than the Issuer Trustee) and do or will constitute valid and binding obligations of all the parties to them (other than the Issuer Trustee) under all relevant laws including the laws of the Relevant Jurisdictions;

    (c)
    that, if an obligation is to be performed in a jurisdiction outside Australia, its performance will not be contrary to an official directive, impossible or illegal under the law of that jurisdiction;

    (d)
    the authenticity of all signatures, seals, duty stamps and markings;

    (e)
    the completeness of all documents submitted to us and the conformity to originals of all documents submitted to us as photocopies or fax copies;

    (f)
    that the constitution of the Issuer Trustee is the constitution of the Issuer Trustee as at the date of this letter and that no amendments have been made to it since that date;

    (g)
    that all authorisations specified in paragraph 1(h) above remain in full force and effect;

    (h)
    the delivery of the Documents (to the extent such Documents are executed as of the date of this letter) on behalf of the Issuer Trustee;

    (i)
    that:

    (i)
    the resolution of the board of directors of the Issuer Trustee in relation to the issue of the Notes was properly passed (including that any meeting convened was properly convened);

    (ii)
    all directors of the Issuer Trustee who participated and voted were entitled so to do;

    (iii)
    the directors of the Issuer Trustee have properly performed their duties and all provisions relating to the declaration of directors' interests or the power of interested directors to vote were duly observed, but there is nothing on the face of the extract of the minutes referred to in paragraph 1(h) that would lead us to believe otherwise, and, in any event, we note that you may rely on the assumptions specified in section 129 of the Corporations Act 2001 (Cwlth) unless you knew or suspected that the assumptions were incorrect;

    (j)
    that the contents of the Trustee's Certificate are true and correct in all respects;

    (k)
    that the Issuer Trustee was the sole trustee of the Trust at the time it executed the Documents;

    (l)
    that the Commissioner of Taxation has not given and will not give a direction under section 218 or section 255 of the Income Tax Assessment Act 1936 of Australia ("ITAA") or section 260-5 of the Income Tax Assessment Act 1997 of Australia, requiring the Issuer Trustee to deduct from sums payable by it to a person under the Documents an amount of Australian tax payable by the payee;

    (m)
    that no transaction in connection with the Documents constitutes an unfair preference, an uncommercial transaction, an insolvent transaction or an unfair loan within the meaning of sections 588FA, 588FB, 588FC or 588FD respectively of the Corporations Act 2001 (Cwlth);

    (n)
    that no party has contravened or will contravene section 208 or section 209 of the Corporations Act 2001 (Cwlth) by entering into any Document or a transaction in connection with any Document;

    (o)
    that each person who has signed the Documents as an attorney of the Issuer Trustee is in fact a person named or referred to in the Powers of Attorney for the relevant company;

    (p)
    that the Powers of Attorney have been or will be registered in the Australian Capital Territory or New South Wales as appropriate;

    (q)
    that the Issuer Trustee entered into the Documents (other than the Master Trust Deed and the Supplemental Deed) in its capacity as trustee of, and for the purposes of, the Trust and for the benefit of the beneficiaries of the Trust;

    (r)
    that the officers and agents of the Issuer Trustee have properly performed their duties to the Issuer Trustee respectively and we note that, under section 129(4) of the Corporations Act 2001 (Cwlth), you may make this assumption unless you know or ought to know that the assumption is incorrect;

    (s)
    that the Issuer Trustee has not exercised its powers under the Documents to release, abandon or restrict any power conferred on it by the Master Trust Deed;

    (t)
    that no action has been taken to terminate the Trust;

    (u)
    that the Code of Banking Practice does not apply to the Documents or to any transaction or service provided pursuant to the Documents;

    (v)
    that each party who carries on a financial services business in Australia (for the purpose of the Corporations Act 2001 (Cwlth)) and who provides a financial service in connection with the Documents either holds an Australian Financial Services Licence covering the provision of the financial service or is exempt from the requirement to hold such a licence (except to the extent that Part 7.6 of the Corporations Act 2001 (Cwlth) does not apply to a party in respect of that service);

    (w)
    none of the parties to the Documents is a "retail client" as defined in Chapter 7 of the Corporations Act 2001 (Cwlth) in respect of any financial product or financial service provided to the party in connection with the Documents. In this regard, we note that, for the purposes of the transactions to which this opinion relates, none of the parties to the Documents should be a "retail client" if the price or value of each of the financial products involved is equal to or exceeds A$500,000;

    (x)
    that the Issuer Trustee (in its capacity as trustee of the Trust) is able to pay all its debts, as and when they become due and payable, at the time Documents are entered into, or any act is done, or any omission is made, for the purpose of giving effect to a transaction under any Document (and that the Issuer Trustee does not become unable to pay any of its debts as and when they become due and payable, as a result of any such act or event); and

    (y)
    that, except to the extent that the relevant representation and warranty is the subject of an opinion in paragraph 4, the representations and warranties made by the Issuer Trustee in each Document are correct in all respects at all times.

3      Qualifications

        Our opinion is subject to the following qualifications:

    (a)
    we express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular, we express no opinion as to the laws of England or Federal or State laws of the United States;

    (b)
    our opinion is subject to the explanations and qualifications set forth under the caption "Material Australian Tax Consequences" in Part B of the Prospectus. No tax rulings will be sought from the Australian Taxation Office with respect to the Trust for any of the matters referred to in this opinion;

    (c)
    the nature and enforcement of obligations may be affected by lapse of time, failure to take action or laws (including, without limitation, laws relating to bankruptcy, insolvency, liquidation, receivership, administration, reorganisation and reconstruction) and defences generally affecting creditors' rights;

    (d)
    a creditor's rights may be affected by a specific court order obtained under laws (including, without limitation, section 444F and part 5.3A division 13 of the Corporations Act 2001 (Cwlth)) and defences generally affecting creditors' rights;

    (e)
    the availability of certain equitable remedies (including, without limitation, injunction and specific performance) is at the discretion of a court in the Relevant Jurisdictions;

    (f)
    an obligation to pay an amount may be unenforceable if the amount is held to constitute a penalty;

    (g)
    a provision that a statement, opinion, determination or other matter is final and conclusive does not necessarily prevent judicial enquiry into the merits of a claim by an aggrieved party;

    (h)
    the laws of the Relevant Jurisdictions may require that:

    (i)
    the parties act reasonably and in good faith in their dealings with each other;

    (ii)
    discretions are exercised reasonably; and

    (iii)
    opinions are based on good faith;

    (i)
    the rights of the Issuer Trustee to a Document (other than the Issuer Trustee) to enforce its rights under the Document may be limited or affected by:

    (i)
    breaches by that party of its obligations under the Document, or misrepresentations made by it in, or in connection with, the Document; or

    (ii)
    conduct of that party in relation to the Document which is unlawful including without limitation the failure to hold an Australian financial services licence if required to do so or the failure to comply with obligations in connection with that licence;

    (iii)
    conduct of that party in relation to the Document which gives rise to an estoppel or claim against that party by the party against whom it is seeking to enforce its rights under the Document;

    (j)
    the question whether a provision of a Document which is invalid or unenforceable may be severed from other provisions is determined at the discretion of a court in the Relevant Jurisdictions;

    (k)
    an indemnity for legal costs may be unenforceable;

    (l)
    we express no opinion as to:

    (i)
    provisions precluding oral amendments or waivers;

    (ii)
    whether a court would determine that any particular exercise by the Issuer Trustee of its powers under the Master Trust Deed and the Supplemental Deed relating to the Trust is for the benefit of beneficiaries of the Trust;

    (iii)
    whether a judgment for a monetary amount would be given in a currency other than Australian dollars, although recent decisions of English Courts allowing judgments in a foreign currency have been followed in the Courts of New South Wales; and

    (iv)
    except as otherwise expressly stated in this opinion, the date on which a conversion from foreign currency would be made for the purpose of enforcing a judgment;

    (m)
    court proceedings may be stayed if the subject of the proceedings is current before a court;

    (n)
    a document may not be admissible in court proceedings unless applicable stamp duty has been paid;

    (o)
    in order to enforce a foreign judgment in the Relevant Jurisdictions it may be necessary to establish that the judgment is for a fixed or certain sum of money and is not in the nature of a penalty or revenue debt and, if raised by the judgment debtor, it may be necessary to establish that:

    (i)
    the judgment debtor (or its duly appointed agent) received actual notice of the proceedings in sufficient time to contest the proceedings;

    (ii)
    the judgment was not obtained by fraud or duress or in a manner contrary to natural justice or public policy in the Relevant Jurisdictions; and

    (iii)
    the subject matter of the proceedings giving rise to the judgment was not immovable property situated outside the Relevant Jurisdictions; and

    (p)
    regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a prescribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism.

4      Opinions

        Based on the assumptions and subject to the qualifications set out above, we are of the opinion that:

    (a)
    while the sections entitled "Summary—Material Australian Tax Consequences" in Part A of the Prospectus and "Material Australian Tax Consequences" in Part B of the Prospectus do not purport to discuss all possible Australian tax ramifications of the purchase, ownership, and disposition of the Notes, we hereby adopt and confirm the opinions set forth under the headings "Summary—Material Australian Tax Consequences" in Part A of the Prospectus and "Material Australian Tax Consequences" in Part B of the Prospectus. There can be no assurance, however, that the tax conclusions presented in those sections of the Prospectus will not be successfully challenged by the Australian Taxation Office, or significantly altered by new legislation, changes in Australian Taxation Office positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions; and

    (b)
    the obligations of the Issuer Trustee under each Document will be valid, binding and (subject to the terms of the Document) enforceable upon due execution and delivery of each Document or, in the case of the Notes, when duly executed and duly authenticated, in accordance with their terms. The expression "enforceable" means that the relevant obligations are of a type that the courts in the Relevant Jurisdictions enforce and does not mean that the obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular, but without limitation, see paragraphs 3(c), (d) and (e).

5      Consent

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement on Form S-11 filed with the Prospectus and to the references to this firm under the headings "Summary—Material Australian Tax Consequences" in Part A of the Prospectus, "Material Australian Tax Consequences in Part B of the Prospectus, "Legal Matters" in Part A of the Prospectus and any other reference to this firm contained therein, without admitting that we are "experts" within the meaning of the Securities Act of 1933 or the rules and regulations of the Commission issued under the Securities Act of 1933 with respect to any part of the Registration Statement, including this exhibit.

Yours faithfully

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  Exhibit 8.2